EXHIBIT 99.1

CONTACTS:	Christopher Payan
Chief Executive Officer
(516) 390-2134

Investor Relations: Cara O’Brien/Leigh Parrish
Media Relations: Melissa Merrill
Financial Dynamics
212-850-5600

FOR IMMEDIATE RELEASE

EMERGING VISION ANNOUNCES RESULTS OF ANNUAL

SHAREHOLDERS MEETING AND PROVIDES BUSINESS UPDATE

Garden City, NY, August 29, 2005 – Emerging Vision, Inc. (OTCBB – ISEE.OB) held its annual shareholders meeting on Friday, August 26, 2005 in East Meadow, New York. At the meeting, Christopher Payan, Chief Executive Officer of Emerging Vision, reviewed the Company’s 2004 results, which included the successful completion of its restructuring initiatives and also discussed operating highlights from the first half of 2005.

Results of the Meeting

During the meeting, Company shareholders approved the election of three directors to continue serving on the Company’s Board of Directors until the 2007 annual shareholders meeting. The elected directors, which included Harvey Ross, Alan Cohen and Seymour Siegel, received approximately 65% of the votes cast at the annual meeting. Approximately 97% of the outstanding shares were voted at the meeting.

Successful Completion of 5-Part Restructuring Initiative

At the meeting, Mr. Payan discussed the Company’s 2004 successful completion of a 5-part strategic reorganization plan, which was first implemented in 2002. This plan focused on the following initiatives:

1.

Regaining profitability. The Company temporarily slowed its growth in various business segments to regain financial and operational stability within its retail optical division. The Company closed all of its non-profitable business divisions including the Company’s B2B internet business and corrective laser surgery business, as well as 25 unprofitable Company-owned stores.

2.

Streamlining the Company’s operations and cost structure. Management reduced its corporate staff by more than 50% and lowered its SG&A expenses by 40% between 2002 and 2004. The Company also settled a large majority of its outstanding litigation, significantly mitigating additional legal and financial risk.

3.

Improving discipline throughout the Company’s franchise operations. The Company improved enforcement of all franchise agreements, which established greater broad-based compliance throughout the franchise system. The Company also implemented a franchise audit function to identify existing false reporting by franchisees and mitigate inaccuracies in the future.

4.

Strengthening vendor relationships and buying power. The Company streamlined and strengthened its vendor programs by developing more comprehensive programs for its franchisees through a smaller, select group of vendors. Additionally, the Company negotiated significantly larger product discounts.

5.

Rebuilding the corporate culture. Management conducted a proactive outreach to its franchisees. The Company (i) instituted regular individual and regional meetings with franchisees, (ii) created an intranet for franchisees to communicate with each other as well as have access to corporate management and (iii) re-established training programs including a 5-day training session held semi-annually as well as regular field support in key regions.

In his remarks to shareholders, Mr. Payan commented, “We are extremely pleased to have completed our turnaround efforts in 2004. As a result of the successful execution of our 5-part reorganization plan, we have streamlined our operations and returned the business to profitability. Additionally, we have established a healthy balance sheet and eliminated roughly all of our outstanding debt. One of our goals was to significantly improve the productivity of our franchised locations. By re-building our corporate culture and strengthening our vendor relationships we gave our franchisees the ability to improve their operating margins and better serve their respective local markets. We can now leverage our operating efficiencies going forward and are more strongly positioned for future growth.”

Year-to-Date 2005 Highlights

After reviewing the Company’s 2004 performance, management highlighted various achievements from the first half of 2005, including:

°	Generating net income of $647,000
°	Eliminating its working capital deficit, which was approximately $1.1 million as of June 30, 2004
°	Producing positive cash flow from operations

Additionally, management announced that Emerging Vision was named the number 11 retail optical company by Vision Monday in May 2005 (the list was based on system-wide 2004 sales).

Mr. Payan concluded the meeting by stating, “As a result of our turnaround of the business and our ability to maintain the positive momentum generated from this initiative, we are now seeing tangible results in our operations and in our bottom line. Emerging Vision has the operational flexibility that will enable us to efficiently evolve in the future as we continuously evaluate growth opportunities within the optical industry. We are pleased with our year-to-date results and look forward to building on these positive trends in the balance of the year and beyond.”

About Emerging Vision

Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has nearly 175 franchised and company-owned stores located across 19 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. The Company also operates VisionCare of California (d/b/a Sterling VisionCare), a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. For more information, visit Emerging Vision's website at www.emergingvision.com.

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are discussed in detail in Form 10-K for the fiscal year ended December 31, 2004.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release except as required by law.

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